Exhibit 99.1

November 1, 2024

Via Electronic Mail

Mr. Jack Fattal, Attorney

Fattal Legal PLLC

1349 East Broad Street

Columbus, OH 43205

Email:

C/o Mr. Ian James, CEO

Better For You Wellness, Inc.

1349 East Broad Street

Columbus, OH 43205

Email:

Re:	Deficiency Notice Pursuant to FINRA Rule 6490

Better For You Wellness, Inc. CAS58307Y4U9E7W0

Company-Related Notification Relating to Proposed 1:3,500 Reverse Split Request

Dear Mr. Fattal:

Pursuant to FINRA Rule 6490, FINRA’s Department of Market Operations (Department) received your request to process documentation related to the above-referenced Company-Related Action for Better For You Wellness (BFYW). This letter hereby notifies you that pursuant to FINRA Rule 6490(d), the Department has determined that such request is deficient, and it is necessary for the protection of investors, the public interest, and to maintain fair and orderly markets that documentation related to the above-referenced Company-Related Action will not be processed.

The Department’s deficiency determination is based on the following factor:

1.

As set forth in FINRA Rule 6490(d)(3)(3), FINRA has actual knowledge that the issuer, associated persons, officers, directors, transfer agent, legal adviser, promoters or other persons connected to the issuer or the Securities Exchange Act (Exchange Act) Rule 10b-17 Action or Other Company-Related Action are the subject of a pending, adjudicated or settled regulatory action or investigation by a federal, state or foreign regulatory agency, or a self- regulatory organization; or a civil or criminal action related to fraud or securities laws violations. Specifically:

•

FINRA has actual knowledge of a May 7, 2024 Securities and Exchange Commission (SEC) complaint (Civil Action No. 1:24-cv-03498) filed against Curt Kramer (Kramer); Power Up Lending Group, Ltd. (Power Up); Geneva Roth Remark Holdings, Inc. (Geneva Roth); and 1800 Diagonal Lending, LLC (1800 Diagonal) (Defendants) for operating as unregistered securities dealers.

Investor protection. Market integrity.	9509 Key West Avenue	t 240 386 4000
	Rockville, MD	www.finra.org
20850-3329

Mr. Jack Fattal

Better For You Wellness, Inc.

CAS58307Y4U9E7W0

The SEC's complaint, filed in the United States District Court, Southern District of New York, alleges that since at least January 2018 through at least March 2023, Kramer and his companies engaged in the business of purchasing convertible securities from penny stock issuers, converting those securities into common stock at a large discount from the prevailing market price, and quickly selling the newly issued shares into the market for a profit. The SEC's complaint alleges that the Defendants purchased nearly 2,000 convertible securities from about 325 microcap stock issuers, converted the securities into more than 100 billion newly issued shares of common stock, rapidly sold the newly issued shares into the market, and generated millions of dollars in revenues and profits. As alleged, Kramer and his companies were not registered as dealers with the SEC or associated with a registered broker-dealer, as their activities required them to do.

The SEC's complaint charges Kramer, Power Up, Geneva Roth, and 1800 Diagonal with violating the dealer registration provision of Section 15(a)(1) of the Exchange Act, and also alleges Kramer is liable as a control person of his companies pursuant to Section 20(a) of the Exchange Act. The SEC seeks a permanent injunction, disgorgement of ill- gotten gains plus prejudgment interest, civil penalties, a penny stock bar, and other equitable relief.

•	FINRA has actual knowledge of an October 27, 2016, SEC Cease-and-Desist Order (Administrative Proceeding File No. 3-17647) (SEC 2016 Order) involving Kramer.

Kramer and his firm Hope Capital, Inc. (Hope Capital) consented to the entry of the SEC 2016 Order, in which the SEC found that between December 2008 and May 2009, Kramer and Hope Capital sold "over 113.5 million shares of Spongetech Delivery Systems, Inc. (Spongetech) stock to the investing public in violation of the registration requirements of Section 5 of the Securities Act' of 1933 (Securities Act).

Kramer and Hope Capital obtained the Spongetech shares “in 16 private transactions, and at significant discounts from market prices.” Kramer and Hope Capital resold the shares “in U.S. public markets within days or a few weeks of the purchases” for a profit of $525,603.

No registration statement was filed for the shares that Kramer and Hope Capital sold to the investing public.

In the SEC 2016 Order, the SEC found that “Kramer and Hope Capital violated Sections 5(a) and 5(c) of the Securities Act, which prohibit the direct or indirect sale or offer for sale of securities through the mails or interstate commerce unless a registration statement has been filed or is in effect." Kramer and Hope Capital agreed to pay disgorgement in the amount of $525,603 plus prejudgment interest of $54,144 and "civil money penalties totaling $100,000.”

•

BFYW has confirmed that 1800 Diagonal holds one convertible note that would allow 1800 Diagonal to convert into shares of BFYW. If fully converted, 1800 Diagonal may convert up to approximately 108,837,811 shares of BFYW which would represent control of 17.649% of the total shares outstanding.

Mr. Jack Fattal

Better For You Wellness, Inc.

CAS58307Y4U9E7W0

In light of the fact that Kramer, a convertible note holder of BFYW in the name of 1800 Diagonal, has a settlement and a complaint with the SEC that relate to securities laws violations, FINRA has determined that it is necessary for the protection of investors, the public interest and to maintain fair and orderly markets, that documentation related to the SEA Rule 10b-17 Action or Other Company-Related Action will not be processed. As such, the Department has deemed BFYW’s corporate action submission to be deficient under FINRA Rule 6490.

Your Right to Appeal the Determination

As a result, the Department will cease processing documentation related to such Company- Related Action and will make no announcement on the Daily List. Unless you request an appeal of the Department’s determination in writing within seven (7) calendar days after service of this notice, your request will be closed.

In accordance with the procedures set forth in FINRA Rule 6490, you have the right to appeal the Department’s determination by submitting a written Notice of Appeal via facsimile or electronic mail, within seven (7) calendar days after service of this notice. Appeals are considered by a three-member subcommittee (Subcommittee) comprised of current or former industry members of FINRA's Uniform Practice Code Committee. Please include your Case No. on all submissions. The hearing request must be received by 5:00 pm Eastern Standard Time on 11/8/2024. The Notice of Appeal must be sent to:

FINRA

Market Operations, 2nd Floor.

9509 Key West Avenue

Rockville, MD 20850

Fax: 202-303-3938

E-mail: UPChearinqs@finra.org and upcc.casefilinqs@finra.org

Your written Notice of Appeal must be accompanied by proof of payment of the non-refundable Action Determination Appeal Fee of $4,000.00 made payable to FINRA. Payment must be submitted in the following manner within seven (7) calendar days of this notice:

Bank Name: Bank of America

Bank Address: 100 West 33rd St. New York, NY 10001

ABA Number: 026009593

Account Name: FINRA Cash Concentration

Account Number: 226005684771

RFB or OBE as follows: CAS58307Y4U9E7W0-Appeal

Swift: BOFAUS3N

Your Notice of Appeal must set forth with specificity any and all defenses to the Department's deficiency determination. An appeal to the Subcommittee will operate to stay the processing of the Company-Related Action (i.e., the requested company-related action will not be processed during the period that the Requesting Party’s appeal is pending). You may submit any additional supporting written documentation, via facsimile, electronic mail or otherwise, up until the time the appeal is considered by the Subcommittee. The Subcommittee will consider the appeal based solely on the written documents submitted by you and FINRA.

Mr. Jack Fattal

Better For You Wellness, Inc.

CAS58307Y4U9E7W0

The submission of new facts that address the concerns in the deficiency letter will not serve as a basis to reverse the Department’s decision. If there are new facts that FINRA is requested to consider in reviewing this corporate action request, please submit that information to FINRA Market Operations as a new request.

You will be notified of the date scheduled for the appeal. The Subcommittee will render a determination within three (3) business days following the day the appeal is considered by the Subcommittee. The Subcommittee's determination will constitute final action by FINRA.

If you fail to file a written request for an appeal within seven (7) calendar days after service of this notice by the Department, along with the required fees, the Department's determination shall constitute final action by FINRA.

If you have any questions, please contact FINRA Market Operations Department at 1-866-776-0800.

Very truly yours,

Patricia Casimates

Vice President, FINRA Market Operations